Exhibit 99.2

FINAL TRANSCRIPT

Thomson StreetEvents℠

Conference Call Transcript

Event Date/Time: May. 03. 2007 / 11:00AM ET

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Final Transcript
May. 03. 2007 / 11:00AM ET, CWT — Q1 2007 California Water Service Group Earnings Conference Call
CORPORATE PARTICIPANTS
Martin Kropelnicki
California Water Service Group — VP & CFO
Pete Nelson
California Water Service Group — President & CEO
CONFERENCE CALL PARTICIPANTS
Heike Doerr
Janney Montgomery — Analyst
Michael Gaugler
Brean Murray, Carret — Analyst
Michael Gresens
Robert W. Baird — Analyst
Selman Akyol
Stifel, Nicolaus — Analyst
Jonathan Reeder
A.G. Edwards — Analyst
PRESENTATION
Operator
Good day, Ladies and Gentlemen and welcome to the 2007 First Quarter Earnings Conference Call. [OPERATOR INSTRUCTIONS] I would now like to introduce your host for today’s conference, Mr. Martin Kropelnicki, Vice President and Chief Financial Officer of California Water Service Group. Sir, you may begin.
Martin Kropelnicki - California Water Service Group — VP & CFO
Thanks, Devon and good morning everyone and welcome to our first quarter conference call for 2007. I am joined this morning with Peter Nelson, President and Chief Executive Officer of California Water Service Group. I’d like remind everyone that this conference is being recorded and a replay of today’s discussions is available from May 3rd through July 2nd at 1-888-266-2081, ID 1064646.
Prior to looking at the financial results, I’d like to take a moment to talk about forward-looking statements. In particular, during the course of this conference call, the Company may make certain forward-looking statements. Because these statements deal with future events, they are subject to various risks and uncertainties and actual results could differ materially from our current expectations. Because of this, the Company strongly advises all current shareholders, as well as all interested parties, to carefully read and understand the Company’s disclosures on risks and risk factors and uncertainties found in our 10K, Form 10Q and other reports filed from time to time with the Securities and Exchange Commission.
Having said that, why don’t we jump in and start talking about the financial results for the quarter and then Pete is going to spend some time giving you a regulatory update and I think you’ll see overall we’ve got a lot to talk about this morning.
Starting off with the revenue, revenue for the quarter was $71.6 million, up $6.4 million or 9.7% from last year. We had three main drivers for the increase in revenue. First and foremost we had an increase of $3.2 million to sales to existing customers and that’s primarily due to the dry first quarter that we had. We had $2.6 million of rate relief and lastly we had $600,000 of sales to new customers.
On the operating expense line, operating expenses increased $6 million to $66.3 million. Of that amount, $4.4 million had to do with water production and increased water production costs to meet the increase in demand by existing customers. Maintenance expense was up $600,000 to $4.5 million, up slightly as we did more maintenance and preventative maintenance during the quarter. We also had two frosts and typically when

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May. 03. 2007 / 11:00AM ET, CWT — Q1 2007 California Water Service Group Earnings Conference Call
the weather is nice, we like to do more preventative maintenance work early in the quarter before we get into our busy season. Depreciation expense was up $700,000 to $8.4 million. The increase in depreciation expense is due to our increased capital expenditure program and higher interest rates associated with our capitalized interest. As you may or may not recall, we don’t get AFUDC, we get capitalized interest. So, we capitalize interest on the funds that are basically work in progress. So, as interest rates have gone up, we have been able to capitalize a higher amount there.
Going down to other income and expense, other income and expense was up $800,000 to $1.3 million. This is primarily due to the Company’s purchase of short-term investments from its stock offering proceeds in Q4 of 2006.
Taxes other than income increased $200,000 to $3.4 million, primarily due to the increase in franchise fees and property tax fees that we typically see in the first quarter of each year. Income taxes were up $500,000, up approximately 50% to $1.1 million during the quarter because of heavier profitability during Q1.
Net income for the quarter was $1.6 million, up $800,000 or 50% from where it was a year ago. Earnings per share were $0.07 a share versus $0.04 a share for the same period last year and that includes $0.01 of dilution associated with the stock offering that was completed in October.
A couple of other financial highlights that are worth mentioning before I turn it over to Pete, first and foremost the Company’s capital expenditure program. During Q1, the company funded capital expenditures of $19.4 million. That’s up 20.7% from the first Q of 2006 of $3.3 million. Net utility plant ended the quarter at $952 million, up from $875 million so an increase of $76.7 million or 8.8%. So, overall we’re very pleased with the progress we’ve made in our capital expenditure program during the first quarter.
In addition, in terms of our balance and accounts, our balance and accounts for the quarter we ended the quarter at approximately $2 million being under collected. For those of you that reference back to our 10K, we ended the year with approximately $1.5 million being under collected. Of that $1.5 million under collected, we collected approximately $250,000 of that balance during the quarter and then you saw an increase during the quarter of approximately $800,000 to end the quarter with a net balance under collected of a little over $2 million. So, a little bit of movement in the balance and accounts but still feeling really good about what’s going on there.
So, overall we think it was a good first quarter, certainly if you compare the differences to last year and I’ll give some weather stats here after Pete talks. I think we’re happy with where we ended up for the quarter. I’d now like to turn it over to Pete Nelson to give everyone an update on what’s happening on the regulatory side.
Pete Nelson - California Water Service Group — President & CEO
Okay. Thanks, Marty and good morning everybody. I’ve been given the task of going through regulation in California and this is really where the action is right now. Since the last conference call, there’s been a lot of activity and I’m going to walk through this but it all kind of comes under the umbrella of the California Water Action Plan, which I’ll mention a little later on.
I’m going to talk about some technical changes and there is some detail here, but it’s important to understand this because we were at a key stage in a changing regulatory environment in California. So, I’m going to talk about three general areas, but I’m going to end up with five rate-making actions that are important to us that are in process right now and that are new since the last conference call.
So, first I’ll talk about the weather in the first quarter, which Marty mentioned and he’ll come back to later in the call and within the weather subject, there is some calls for conservation and that does have an impact on our balancing accounts, which I’ll spend some time on. Then there are two proceedings going on right now. One is called the rate case plan proceeding, which is how general rate cases are processed. And then there’s also a conversation proceeding, which impacts sales and revenues and balancing accounts. So, I’ll talk about each of those.
But first, the California Water Action Plan. You may recall this is California’s now adopted policy guidance for water regulation. This was approved back in December, 2005. It’s a 28 page document and contains really very good public policy for water regulation. The plan is implemented as each water company makes a filing and includes elements from the plan, but I do see the Commission and the Commission staff being very committed to the plan and they’re acting to implement it as you’ll see here.
So, first of the three points is weather. As you may recall, California has swung now from a very cold, very wet early 2006 to just the reverse in 2007, a relatively dry, relatively hot first quarter. And when you see that kind of a swing in weather, you’re going to see swings in usage and that

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May. 03. 2007 / 11:00AM ET, CWT — Q1 2007 California Water Service Group Earnings Conference Call
impacts the water companies in California and it impacts each in a little different way, which may be confusing to some people. Also, with the hot dry season this year, it’s prompted some wholesalers and some others in the state to start pushing for voluntary conservation.
Now, we feel very good about our supply picture; we can supply the needs of all our customers. But nonetheless, one our wholesalers, the Hetch Hetchy System which serves San Francisco and parts of the Bay Area, has asked for a 10% voluntary reduction in usage. And this if the first of the five mechanisms I’ll talk about. So, in that regard, as Hetch Hetchy asked for a 10% voluntary reduction, we will file shortly what we’re calling a Water Conversation memorandum Account. And we’ll file this for the Districts that are served by Hetch Hetchy water, which is about 10% or 12% of our customers. And the purpose of this memorandum account is to record any changes in revenue due to conservation, looking towards ultimately recovery of that revenue in the future. And we expect that filing to be accepted by the Commission.
The second point on the weather and sales is balancing accounts. This is a pretty technical area but it’s important to recall how these things work because it does have a vary on expenses as the production swings as it has this year. So, first let me talk about how balancing accounts work now, because we are proposing a change in how they work.
You may recall that the balancing accounts record the changes in wholesale water rates and I’ll emphasize the word rates. So, if Hetch Hetchy raises their rates say $10 an acre foot, we would keep track of that for ultimate recovery in rates. But the balancing account also records changes in the electric rates for electricity used to produce water and changes in pump taxes. So, we record changes in the balancing accounts for ultimate recovery in rates and Marty went through those earlier. And keep in mind, one key point here is the supply mixture for water companies. We have a mixture for supply of purchased water from our wholesalers, say Hetch Hetchy or Metropolitan Water District and pumped water from our own wells or from our own treatment plants. So, that’s a purchased pumped mix.
Now, generally the pumped water that we produce on our own is less expensive to produce than the purchased water. And I mentioned that the balancing accounts do record changes in the rates, but the changes in the mix are not recorded in balancing accounts. Let’s just say for simplicity that our mix is 50/50 purchase versus pumped. The balancing accounts will allow recovery in the wholesale rate changes and electric rate changes but it will not allow recovery of changes in that 50/50 mix. So, as a result, if customers use more water and if as a result of the more water usage we must purchase more water, which is more expensive, then that increase in supply costs may not be fully recovered in rates. It’s not an easy concept to grasp and I expect people to ask questions about this, if not after the call later on. But it’s important because that leads me to my third point and that’s how balancing accounts will change and I’ll talk about that later.
Now, let’s move onto the Water Action Plan Proceedings and the first one that’s active is what’s call the Rate Case Plan Proceeding. This is the proceeding that’s going to develop rules for how general rate cases are processed in the future and the intent of the Water Action Plan is to streamline the process here. You may recall that we have 24 rate making districts in California plus our headquarters. That’s essentially 25 different general rate cases we can file. Each of those is filed every three years. So that means we file one-third of our 24 districts, 8 districts each year. And the corporate headquarters every three years. That process was designed, I’m going to say five or six years ago and it does create significant regulatory lag in recovering our costs, especially for the headquarters for corporate costs. So, the status of the rate case plan proceedings is that the Commission has issued a proposed decision sometime back. We’ve all commented on the proposed decision and we expect the final decision sometime soon, although there’s no date yet set for that.
Now, in advance of that final decision, we’ve taken the first step in the process and that is May 1st, which was this Tuesday, we filed what’s called a proposed application to file general rate cases for all 24 of our districts and our headquarters in 2007. This is the second of five regulatory changes I’m going to talk about today. So, we filed the proposed application. The final official application will be July 1st. Now, our action here, our filing is a surprise to no one. The Commission staff and everyone expected our application to be filed, but the proposed application is on file now and one additional mechanism we’re asking for in that filing is what is called a DSIC-type mechanism and this is the third regulatory action I’ll talk about.
And you may have heard of a DSIC which is an acronym for the District System Improvement Charge. It’s a fairly common rate making mechanism in the eastern states for water companies and generally the DSIC allows quarter rate changes to reflect capital investment in that quarter. Now, we are calling the Infrastructure Investment Surcharge Mechanism. Sorry, it’s one more acronym now, IISM, but it’s not a true DSIC. It’s very similar to a DSIC but it is a new mechanism but the same concept as a DSIC. The next steps on this rate case plan is July 1st we’ll file our official application, of course. And then we’ll see what the PUC’s final decision on the rate case plan is, what the rules are for filing and then we’ll either continue our 25 rate applications or we’ll adjust those as necessary, depending on what the final plan is.
The other proceeding I mentioned is a conservation proceeding and actually it’s a very long name but we shorten it to the conservation proceeding. It’s a generic proceeding that’s been underway for a while and its intent is to look at the public policy, lay it out in the Water Action Plan, which is very heavily weighted towards conservation and we’ve been working with the Commission and the staff on the best way to

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Final Transcript
May. 03. 2007 / 11:00AM ET, CWT — Q1 2007 California Water Service Group Earnings Conference Call
implement effective conservation programs and working in particular with the Department of Rate Payer Advocates, part of the Commission staff.
Now, April 23rd, just last month, we filed a joint California Water Service Department of Rate Payer Advocates Settlement Agreement with the Commission. So, we have settled all the points here. Two important items came out of that Settlement Agreement. One is we have agreed on a revenue adjustment mechanisms or a decoupling of sales and revenue. This is the fourth rate action now. We’re calling this the Water Revenue Adjustment Mechanism or WRAM. Sorry, one more acronym here. This looks like a mechanism that’s been used in electric and gas businesses for 30 or 40 years, particularly in California, it’s been very effective. But the impact or the effect here is to true-up the actual revenue from customers, the revenue authorized in an adopted rate case. This is a new mechanism in the water business. We’ve talked about it quite a bit and now we have an agreement with at least the Department of Rate Payer Advocate staff on how to do this.
And let me explain this a little bit. If you look at revenue from sales of water, there are three or four ways to categorize revenue. One is, I just said, adopted revenue. This would be the revenue that’s been authorized in an adopted rate case, how much revenue that the rate case assumes or is adopted as authorized. The second category we could call actual revenue and that’s the revenue that we actually see from customers. And then the third category could be booked or recorded revenue, which ends up on the financial statements. The concept agreed to in the revenue adjustment mechanism is that each month we would true-up the actual revenue to match the adopted revenue authorized in the rate case. So, in effect, I suspect essentially you’re booking your adopted revenue. The impact is it would mitigate, of course, the change in sales or usage levels on revenue, be the change in sales for conservation, weather or whatever reason, and the result also is that it allows water utilities to more aggressively push conservation programs. It’s very important to the Commission and very good public policy.
Now, the second item in the Settlement Agreement for conservation relates back to balancing accounts and this will be my fifth mechanism or fifth action. Now, we agreed with the Department of Rate Payer Advocates to expand the balancing account concept to accommodate changes in that pump versus purchase mix of supply. And we’re calling this the Modified Cost Balancing Account and the intention is to true-up the cost we incur as a result in the change in the mix of purchased and pumped water that I mentioned earlier. This is an important change too because in effect, it will mitigate the impact of the change in the mix which usually swings from year to year as we sometimes produce and purchase more expensive water. But it will mitigate the impact of that purchased water on our expense levels.
The next steps here for the conservation proceeding is really up to the Commission. We’ve filed this as a joint agreement. The Commission could hold hearings or they could issue a decision on their own. We do expect a decision on this in 2007, although there’s no date yet set for that.
Now, in summary, I know there is a lot of technical changes here and a lot happened in the last three months, a lot of moving parts, but as you can see, there’s a lot of elements of the Water Action Plan that are now in process and about to be implemented. I mentioned five and I’ll just quickly run back through those. One is the conservation memorandum account. Areas where there’s conservation being advocated as a result of the dry year, collect those revenues for ultimate recovery. We’ve also filed a general rate case proposed application for all 24 districts and the headquarters, the entire Company for 2007. Also in that application we’ve advocated or asked for a DSIC-type mechanism to reflect capital editions in rates quicker, called the — well, I mentioned that. We also asked for a revenue adjustment mechanism, decoupling sales and revenue. And lastly, in the agreement with the Department of Rate Payer Advocates, we’ve asked for a modified cost balancing account to true-up the changes in costs due to the mix of purchased and pumped water.
All five parts are related. They’re all vehicles in the Water Action Plan and they’re all moving parts. So, I know it’s difficult to grasp them all. But bottom line is that the current situation continues to point out to us that we do have a potentially improving regulatory environment here in California and that’s very positive.
With that, I’ll turn it back to Marty to wrap up the call.
Martin Kropelnicki - California Water Service Group — VP & CFO
That was a lot. I want to just come back to the weather to share some data. I think there’s been a lot of information out about the dry weather during Q1 and I haven’t heard a whole lot of statistics being shared. So, we’d like to share some statistics from our operation divisions and districts out in the first.
First and foremost, as you may recall, Q1 of last year was extremely wet and in many parts of the state we tied the record for one of the wettest years on record. So, looking back kind of looking at three major service areas for us in the state, we have the Bay Area. Last year, at the end of Q1, we had approximately 9.5 inches of rain that was received over 43.3 days. This year, in ‘07 for the same period, current year, we had 4.2

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May. 03. 2007 / 11:00AM ET, CWT — Q1 2007 California Water Service Group Earnings Conference Call
inches of rain that fell on a total of 21.3 days. Going down to the Central Valley, we had 7.8 inches of rain that fell on 17.3 days of 2006. And for ‘07, the same period this year, we had 3.1 inches of rain that fell on 34 days. And then finally, if we go down to Southern California, in ‘06 we had 6.5 inches of rain during the first quarter of last year that fell on 20.7 days. And this year we had 1 inch of rain that fell on 11.3 days.
So, overall, as Pete mentioned, kind of a complete shift to where we were last year, hence you saw the change in our net income, which we feel really good about. As Pete talked about, we did have one wholesaler that asked for voluntary conservation and we support that. We continue to be very encouraged by our capital expenditure program and we want to continue to keep the pressure on that program to make the needed infrastructure investments that help yield the results that we think are achievable. And finally, last but not least, we’re encouraged by what’s happening at the Commission. As Pete talked about, he gave you a lot of information of things that are in process. The proposed application for our GRC, etcetera. It is a political process that we go through and it is subject to change, but you do have the latest information as of yesterday afternoon.
So, with that, Devon, I think we’ll open up for questions with the people on the call, please.
QUESTION AND ANSWER
Operator
Thank you. [OPERATOR INSTRUCTIONS] Our first question comes from, excuse me if I pronounce this wrong, Heike Doerr of Janney Montgomery.
Heike Doerr - Janney Montgomery — Analyst
I had a feeling it would be me from the pause before my name. Good morning, Gentlemen. Thank you for being so thorough regarding the regulation. You had me all the way until we started talking about the water revenue adjustment mechanism. And I’m hoping you could maybe give us one more layer of detail and explain what the three different categories are? And how [technical difficulty] get trued-up?
Pete Nelson - California Water Service Group — President & CEO
I’ll try to summarize this, instead of getting into the detail. The concept is to true-up what we see as revenue from customers to what’s adopted in a rate case. So, say a rate case for the month of June would adopt $50 million in revenue, but we saw $45 million from customers, we would be able to surcharge or actually put that in a balancing account, the $5 million under collection to collect in the future. It works like a balancing account, just to true-up sales to revenue.
Heike Doerr - Janney Montgomery — Analyst
Okay.
Pete Nelson - California Water Service Group — President & CEO
We know it’s a new concept and it’s going to be difficult. But it has worked in the electric and gas business in California since the mid-1970’s.
Heike Doerr - Janney Montgomery — Analyst
Right. And was it expected from the Commission that you were going to this time file all 24 at once?
Pete Nelson - California Water Service Group — President & CEO

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Final Transcript
May. 03. 2007 / 11:00AM ET, CWT — Q1 2007 California Water Service Group Earnings Conference Call
Yes.
Heike Doerr - Janney Montgomery — Analyst
So, there’s no surprise there?
Pete Nelson - California Water Service Group — President & CEO
No. And we had to do that in advance of the rules being set, to get our foot in the door.
Heike Doerr - Janney Montgomery — Analyst
And are you ahead of the curve regarding the other California water utilities in going through this process, just by the timing of when your next rate filing was going to go? Or are you each kind of learning from each other as this process moves forward?
Pete Nelson - California Water Service Group — President & CEO
Well, we’ve been working with the staff and the Commission on the rate case plan and it keeps changing week to week. But we’re trying to balance the workload of the Commission, which is which companies filed first and for how many of their districts, versus what the Commission can handle. So, that’s kind of another moving part.
So, we are kind of acting in concert with the Commission, but of course each company is proposing their own application.
Heike Doerr - Janney Montgomery — Analyst
Okay. Well, thank you so much for answering my questions. Great quarter.
Martin Kropelnicki - California Water Service Group — VP & CFO
Sure. Thank you. I think the one thing I would add to Pete’s; it’s probably noteworthy. And if you look at the electric and gas industry, when we talk about balancing accounts within the quarter, those represents costs that have been expensed and they’ve hit the P&L, but we haven’t been able to recover the revenue. So, for our sister utilities in the state that are electric and gas, they are allowed to book those balancing accounts every month. And so, that’s really kind of the big shift where we talk about, for example, in Q1 we have $2 million of under collection in our balancing accounts, but that’s really off the books, that as we work through the theoretical application of the WRAM that there is a change that we would be able to book those on a monthly basis and recognize them.
Heike Doerr - Janney Montgomery — Analyst
Got it. Thanks.
Operator
thank you. Our next question comes from, excuse me if I pronounce this wrong, Mr. Michael Gaugler of Brean Murray, Carret.
Michael Gaugler - Brean Murray, Carret — Analyst
Good morning, gentlemen. Listen, just one question. I noticed that depreciation jumped a bit versus the last several quarters. Just, this is an anomaly or do you see this increasing over the near term?

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Final Transcript
May. 03. 2007 / 11:00AM ET, CWT — Q1 2007 California Water Service Group Earnings Conference Call
Martin Kropelnicki - California Water Service Group — VP & CFO
No. I think our depreciation should be pretty set here for the year. What typically happens is we get new depreciation schedules that take effect during Q1. And so, every time you have a general rate case and the outcome from a general rate case, the Commission can certainly help change your depreciation schedule. So, we typically have a change that takes effect during the first quarter of every year.
Michael Gaugler - Brean Murray, Carret — Analyst
Okay. That’s all I had, gentlemen. Thank you.
Pete Nelson - California Water Service Group — President & CEO
Thank you, Michael.
Operator
Thank you. Our next question comes from Michael Gresens of Robert W. Baird.
Michael Gresens - Robert W. Baird — Analyst
Good morning, gentlemen. On the infrastructure investment surcharge mechanism, is that going to be set to whatever you’re authorized [we] levels are in your latest rate cases? Or what’s the recovery mechanism there going to be?
Pete Nelson - California Water Service Group — President & CEO
I think you’re talking about the DSIC-type mechanism?
Michael Gresens - Robert W. Baird — Analyst
Right.
Pete Nelson - California Water Service Group — President & CEO
Is that the one? Well it’s, of course, just at the very beginning here.
Pete Nelson - California Water Service Group — President & CEO
To be determined, actually.
Pete Nelson - California Water Service Group — President & CEO
To be determined. And so we don’t really know yet. But I think one change from the DSIC-type mechanism we’re proposing is instead of on a quarter-by-quarter true-up it could be a different period. A month-to-month or longer, depending on the capital invested in that district in that period.
Michael Gresens - Robert W. Baird — Analyst
Okay.

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Final Transcript
May. 03. 2007 / 11:00AM ET, CWT — Q1 2007 California Water Service Group Earnings Conference Call
Pete Nelson - California Water Service Group — President & CEO
It would change rates as we input and record capital investment and then the rates would change shortly thereafter.
Michael Gresens - Robert W. Baird — Analyst
Alright. And then in terms of the settlement that you filed, one of the unresolved issues that I saw was in terms of the ROE. Is that going to be left up to the upcoming rate cases or do you foresee the Commission deciding on those issues as part of the whatever settlement hearings or settlement decision that they do make?
Martin Kropelnicki - California Water Service Group — VP & CFO
You know that’s still up in the air. Typically, as part of a general rate case, you would file your cost to capital which helps determine what the ROE is. In a general tone, I think what you should get the sense from Pete’s presentation here today is that there’s a lot of moving parts at the Commission and a lot of these parts seem to be moving towards simplifying the rate case process and certainly that calculation of ROE is somewhat of a complex process within its self that takes place as part of the general rate case.
So, we haven’t had those discussions yet. We did not file a cost to capital with the proposed application we put in yesterday and that’s to be determined.
Michael Gresens - Robert W. Baird — Analyst
And then one final question, I guess clarification on the balancing account. If this settlement were adopted as is, would the remaining $0.06 a share, that $2 million worth, be included in earnings immediately at that point?
Martin Kropelnicki - California Water Service Group — VP & CFO
That’s a very good forward-looking statement, Michael. And I don’t think I can answer it. I think the best way for me to answer it is that if the model that gets adopted is similar to what the electric and gas companies have had, then the answer would be yes. From our standpoint, we would like to see those balancing accounts become on the books versus off the books.
Michael Gresens - Robert W. Baird — Analyst
Okay. Thank you, guys.
Operator
Thank you. [OPERATOR INSTRUCTIONS] Our next question comes from Selman, excuse me if I pronounce this wrong, Akyol of Stifel, Nicolaus.
Selman Akyol - Stifel, Nicolaus — Analyst
Close enough on all accounts. Good morning. Just, if I could real quickly, on when do you expect this to be adopted or when do you expect to have an answer back on these points?
Martin Kropelnicki - California Water Service Group — VP & CFO

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Final Transcript
May. 03. 2007 / 11:00AM ET, CWT — Q1 2007 California Water Service Group Earnings Conference Call
You know, again, it’s a political process. Frankly that’s up to the judges involved and the Commissioners involved. As Pete mentioned, we think a lot of the stuff will come to a conclusion this year, but that really is our best guess.
Selman Akyol - Stifel, Nicolaus — Analyst
And then on your rate case or your proposed case, when do you expect that to be completed?
Pete Nelson - California Water Service Group — President & CEO
Well, we expect to file it officially July 1st and it takes about one year under the current conditions. So, look to July of ‘08 for decisions.
Selman Akyol - Stifel, Nicolaus — Analyst
And at this point, it’s too early to say how much you’re going to be filing for?
Pete Nelson - California Water Service Group — President & CEO
Well, we don’t have an official application on file yet. We have a proposed application at the Commission.
Selman Akyol - Stifel, Nicolaus — Analyst
Okay.
Pete Nelson - California Water Service Group — President & CEO
And the rules could change between now and July 1st. We don’t know.
Martin Kropelnicki - California Water Service Group — VP & CFO
And I think, too as Pete talked about, we filed the proposed application big. It’s an estimated $77 million. But again, that’s the proposed application. That’s subject to change between now and when we file the final application.
Selman Akyol - Stifel, Nicolaus — Analyst
Right. And then just in terms of going back to the true-ups, you said that that would then be done on a monthly basis?
Pete Nelson - California Water Service Group — President & CEO
It depends on which of the true-ups you’re talking about. Which —?
Selman Akyol - Stifel, Nicolaus — Analyst
Well, in terms of I guess the actual revenue?
Pete Nelson - California Water Service Group — President & CEO
Yes. The WRAM, the Revenue Adjustment Mechanism?

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Final Transcript
May. 03. 2007 / 11:00AM ET, CWT — Q1 2007 California Water Service Group Earnings Conference Call
Selman Akyol - Stifel, Nicolaus — Analyst
Uh-huh.
Pete Nelson - California Water Service Group — President & CEO
The proposal there is month to month true-ups. So, each month’s financial statements are true expense to revenue.
Selman Akyol - Stifel, Nicolaus — Analyst
Alright. That’s what I need. Thanks.
Operator
Thank you. Our next question comes from Jonathan Reeder of A.G. Edwards.
Jonathan Reeder - A.G. Edwards — Analyst
Good morning, gentlemen. A couple of clarifications, as well. The decoupling mechanism and the modified cost balancing account settlements that are in the DAR settlement, is that going to be decided in conjunction with the pending rate order? Or can that be deferred until later?
Pete Nelson - California Water Service Group — President & CEO
Good question. That’s a separate decision. This is what I called a conservation proceeding. So, the WRAM or the Revenue Adjustment Mechanism are decoupling and the modified cost balancing account I would expect to be decided at the same time, but separate from the general rate case process. Does that help?
Jonathan Reeder - A.G. Edwards — Analyst
Yes. Another question. In the quarter you had, I think it was $.8 million of interest income relating to the proceeds from the equity offerings. How much can we expect like going forward? Is that just, you know, the cash balance until you spend it throughout the year?
Martin Kropelnicki - California Water Service Group — VP & CFO
Yes. I mean, it’s really a function of how fast we can invest that capital and right now we have a backlog and it’s called work in progress. There are some intricacies with the type of construction we have. We have local permitting issues. You state permitting issues and if we’re putting wells in we have to get the Department of Health Services to sign off, the availability of materials; availability of contractors. So, it’s a very dynamic process. Obviously, from a CFO standpoint, as long as it’s authorized to put capital on the ground and get in the rates, I don’t think we can put it in fast enough.
So, I would expect this year our capital program is going to be between $80 million and $100 million. So, if we’re successful at it, depending on cash flow, we’ll whittle down that balance quite a bit this year.
Jonathan Reeder - A.G. Edwards — Analyst
Okay. And then just one clarification going back to what Selman was asking. Did you say the WRAM would be collected month-to-month or is that just the other balancing accounts?
Pete Nelson - California Water Service Group — President & CEO

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Final Transcript
May. 03. 2007 / 11:00AM ET, CWT — Q1 2007 California Water Service Group Earnings Conference Call
No. The intention is for the WRAM to be trued-up every month.
Jonathan Reeder - A.G. Edwards — Analyst
Okay. And then which true-ups would not be month-to-month? Maybe that would help separating that out.
Pete Nelson - California Water Service Group — President & CEO
I guess the DSIC-type mechanism or the Infrastructure Investment Surcharge Mechanism, which is a new one. That period could be flexible, is what we’re proposing. But the revenue adjustment mechanism and the WRAM and the modified cost balancing account, month-to-month.
Jonathan Reeder - A.G. Edwards — Analyst
Okay. And what about the conservation memorandum, does that include the decoupling and the modified cost balancing account? I’m, I guess, a little —??
Pete Nelson - California Water Service Group — President & CEO
I know it’s really confusing. Take the water conservation memorandum account on its own; that’s a separate item. We haven’t filed that but we will file it very shortly. That is only in those districts where there is calls for conservation or we expect that there will be mandatory conservation, not impacted by the other mechanisms. This is strictly — you could look at it as kind of an advance decoupling or an advanced WRAM, but we don’t have a revenue adjustment mechanism in place yet so we have to ask for this memorandum account for conservation.
Jonathan Reeder - A.G. Edwards — Analyst
Okay. So, that’s just kind of acting as a temporary bridge?
Pete Nelson - California Water Service Group — President & CEO
Exactly. If we had the revenue adjustment mechanism in place, we wouldn’t need the conservation memorandum account.
Jonathan Reeder - A.G. Edwards — Analyst
Right. Okay. That helps a lot. I appreciate it.
Martin Kropelnicki - California Water Service Group — VP & CFO
Alright. Thanks, Jonathan.
Operator
Thank you. We have a follow-up question from Mr. Akyol of Stifel, Nicolaus.
Selman Akyol - Stifel, Nicolaus — Analyst
Thanks. Real quick. Just on the water production costs for the quarter, because they were up substantially. Was there a change in your mix [inaudible]?

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Final Transcript
May. 03. 2007 / 11:00AM ET, CWT — Q1 2007 California Water Service Group Earnings Conference Call
Martin Kropelnicki - California Water Service Group — VP & CFO
No. Actually, let me — in fact, I had my data ready because Jonathan, the last two calls, had asked this question. I’ll give you the breakout and you’ll see this when we file the 10Q here in the next few days. Purchased water was $20.9 million, up from $17.2 million. So, that was a 20.9% increase. Purchased power, so the power that we use to pump water for our own wells was $3.7 million, up from $2.8 million the year before. So, that’s a 28.2% increase. And then pump taxes were roughly about the same; they were down slightly about $45,000 at about $1.2 million for the quarter. And they were roughly about the same last year.
Selman Akyol - Stifel, Nicolaus — Analyst
Okay. Thank you.
Martin Kropelnicki - California Water Service Group — VP & CFO
Sure.
Operator
Thank you. [OPERATOR INSTRUCTIONS] I’m showing no further questions, sir.
Martin Kropelnicki - California Water Service Group — VP & CFO
Great. Well, we just wanted to take this opportunity to thank everybody for being interested in our Company and keeping up on what’s going on. Obviously, there is a lot happening in the state of California. We continue to believe that the Water Action Plan is a very good progressive step forward for both the Commission and for us. And we feel that the Company is very well positioned going into the second quarter.
So, we will look forward to talking to everyone in August when we report on Q2 of 2007. Thank you.
Operator
Ladies and gentlemen, thank you for your participating in today’s conference. This concludes the program. You may all disconnect. Thank you and have a nice day.
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